UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

Pennichuck Corporation
(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 2, 2009, Pennichuck Corporation (the “Company”) and American Stock Transfer & Trust Company LLC (the “Rights Agent”) entered into the Sixth Amendment to the Rights Agreement (as amended, the “Rights Agreement”) by and between the Company and which Rights Agreement was originally adopted on April 20, 2000. The material terms of that amendment are described in Item 3.03 of this Report and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Effective March 2, 2009, the Sixth Amendment to the Rights Agreement revises the definition of an “Acquiring Person” under the Rights Agreement as set forth below to give the Board of Directors of the Company the right, in its sole discretion, to determine if any Person (as defined in the Rights Agreement) should be exempted from the definition of “Acquiring Person” under the Rights Agreement subject to certain terms and conditions (if any) that the Board of Directors may establish for said exemption.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Sixth Amendment to Rights Agreement, effective as of March 2, 2009, by and between Pennichuck Corporation and American Stock Transfer & Trust Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION (Registrant)

Date: March 4, 2009	By:	/s/ Thomas C. Leonard
Thomas C. Leonard Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Sixth Amendment to Rights Agreement, effective as of March 2, 2009, by and between Pennichuck Corporation and American Stock Transfer & Trust Company LLC